UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2008

BLACKROCK PETROLEUM CORP.
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 333-137460

Nevada	EIN Pending
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (86) 130-7113-7549

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 10, 2008, Blackrock Petroleum Corp. (the “Company”) entered into a Farmout and Participation Agreement (the “Farmout Agreement”), which is effective as of February 26, 2008, with Montello Resources (USA) Ltd., a subsidiary of Montello Resources Ltd. (TSX-V: MEO), Park Place Energy Corp. (OTCBB: PRPL), an Alberta corporation, and Austin Developments Corp. (TSX-V: AUL), an Alberta corporation, with respect to two test wells on the oil and gas lease dated December 22, 2007 between Southeast Ventures, Inc., as lessor, and Montello Resources (USA) Ltd., as lessee, located in Morgan County, Tennessee. Under the Farmout Agreement the participating interests are as follows: Montello Resources (USA) Ltd., as operator, is paying 15% of all costs associated with the test wells to earn a 35% interest in the associated production spacing units; Austin Developments Corp. is paying 20% of the costs to earn a 30% interest; Park Place Energy Corp. is paying 5% of the costs to earn a 5% interest; and the Company is paying 60% of the costs to earn a 30% interest.

The foregoing description of the Farmout Agreement does not purport to be complete and is qualified in their entirety by reference to the Farmout Agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Item 8.01. Other Events

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibits 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Farmout and Participation Agreement between Montello Resources (USA) Ltd., Park Place Energy Corp., Blackrock Petroleum Corp. and Austin Development Corp., having an effective date of February 26, 2008 and an execution date of March 10, 2008.

99.1	Press Release dated March 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK PETROLEUM CORP.

By:	/s/ Edmund Leung
Name:	Edmund Leung
Title:	Director

Date: March 17, 2008